As filed with the Securities and Exchange Commission on May 27, 2026

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MACY’S, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		13-3324058 (I.R.S. Employer Identification No.)
151 West 34th Street New York, New York 10001 (Address, including zip code, of principal executive offices)

MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

(as amended and restated)
(Full title of the plan)

Tracy M. Preston, Esq.
Chief Legal Officer and Corporate Secretary
Macy’s, Inc.
151 West 34th Street

New York, New York 10001
(212) 494-1621
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Smaller reporting company	☐

Non-accelerated filer	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 by Macy’s, Inc. (the “Company” or the “Registrant”) relating to an additional 10,814,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) to be available for awards under the Macy’s, Inc. 2024 Equity and Incentive Compensation Plan as amended and restated. The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-279923) registering 28,202,000 shares of Common Stock to be available for awards under the 2024 Plan (the “Earlier Registration Statement”). The contents of the Earlier Registration Statement are incorporated herein by reference.

Item 3. Incorporation of Documents by Reference.

The following documents, which the Registrant has filed with the Commission, are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K (File No. 001-13536) for the fiscal year ended January 31, 2026, filed on March 27, 2026.

(b)	The Registrant’s Current Reports on Form 8-K (File No. 001-13536) filed on: February 27, March 26 and May 18, 2026.

(c)	The description of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-13536), filed on December 12, 1994, as updated by the description of the Common Stock contained in Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K (File No. 001-13536) for the fiscal year ended February 1, 2020, and any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference, unless specifically stated otherwise.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The legality of the Registrant’s Common Stock being registered hereunder has been passed upon by Tracy M. Preston, Chief Legal Officer and Corporate Secretary of the Registrant. Ms. Preston is a full-time employee of the Registrant, owns securities of the Registrant and is eligible to participate in various employee benefit plans of the Registrant, including the Macy’s, Inc. 2024 Equity and Incentive Compensation Plan. As of the date of the filing of this Registration Statement, Ms. Preston held 28,773 shares of Common Stock and 126,868 unvested time-based restricted stock units.

Item 8.  Exhibits

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-13536) filed on May 18, 2010).

4.2	Article Seventh of the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-13536) filed on May 24, 2011).

4.3	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-13536) filed on October 31, 2022).

5.1	Opinion of Counsel

23.1	Consent of KPMG LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Powers of Attorney

24.2	Certified Resolution

99.1	Macy’s, Inc. 2024 Equity and Incentive Compensation Plan (as amended and restated)

107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of May, 2026.

MACY’S, INC.

By:	/s/ Tracy M. Preston
Tracy M. Preston
Chief Legal Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer (principal executive	May 27, 2026
Tony Spring	officer), Chairman of the Board and Director

*	Executive Vice President, Chief Financial	May 27, 2026
Thomas J. Edwards	Officer and Chief Operating Officer (principal financial officer)

*	Senior Vice President and Controller	May 27, 2026
Paul Griscom	(principal accounting officer)

*	Director	May 27, 2026
Emilie Arel

*	Director	May 27, 2026
Torrence N. Boone

*	Director	May 27, 2026
Marie Chandoha

*	Director	May 27, 2026
Robert B. Chavez

*	Director	May 27, 2026
Naveen K. Chopra

*	Director	May 27, 2026
Deirdre P. Connelly

*	Director	May 27, 2026
Jill Granoff

*	Director	May 27, 2026
Richard L. Markee

*	Director	May 27, 2026
Paul C. Varga

*	The undersigned, by signing her name hereto, does sign and execute this Registration Statement pursuant to Powers of Attorney executed by the above-named persons and filed with the Securities and Exchange Commission.

Dated: May 27, 2026	By:	/s/ Tracy M. Preston
Tracy M. Preston
Attorney-in-Fact